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                                                                   Exhibit 23.2


                        CONSENT OF ALLEN C. EWING & CO.



Centerstate Banks of Florida, Inc.
Winter Haven, Florida



We hereby consent to the inclusion as Appendix B to this Proxy
Statement/Prospectus constituting part of this Registration Statement on Form S-4 for Centerstate Banks of Florida, Inc. of our letter to the Board of Directors of First National Bank of Osceola County, and to references made to such letter and to the firm in the Proxy Statement/Prospectus.


ALLEN C. EWING & CO.


By: Brian C. Beach
   -----------------------------
    Brian C. Beach
    Executive Vice President



Jacksonville, Florida
April 10, 2000